SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 23, 2009
HARBINGER GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-3.1
EX-3.2
EX-10.1

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into Material Definitive Agreement.
Pursuant to the Agreement and Plan of Merger (“Merger Agreement”) dated as of November 4, 2009, by and between, Zapata Corporation, a Nevada corporation (“Zapata”), and Harbinger Group Inc., a Delaware corporation and wholly-owned subsidiary of Zapata (“Harbinger Group” or the “Surviving Corporation”), effective as of December 23, 2009, Zapata merged with and into Harbinger Group, with Harbinger Group being the surviving entity (the “Reincorporation Merger”).
The Reincorporation Merger was consummated to move our domicile from Nevada to Delaware, as described in Zapata’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on November 30, 2009, which description is incorporated by reference herein (the “Information Statement”). As described in the Information Statement, the Merger Agreement and Reincorporation Merger were duly approved by the written consent of stockholders of Zapata owning at least a majority of the outstanding shares of Zapata’s common stock, par value $0.01 per share (the “Zapata Common Stock”), dated November 3, 2009. A copy of the Merger Agreement is attached to this report as Exhibit 2.1 and is incorporated herein by reference.
Pursuant to the terms of the Merger Agreement,
(i)	our corporate name was changed from Zapata Corporation to Harbinger Group Inc.;

(ii)	our domicile changed from the State of Nevada to the State of Delaware;

(iii)	we are now governed by the laws of the State of Delaware and by Harbinger Group’s Certificate of Incorporation and Bylaws;

(iv)	stockholders have received one share of common stock, par value $0.01 per share, of Harbinger Group (“Harbinger Group Common Stock”) for each share of Zapata Common Stock owned by the stockholders at the effective time of the merger;

(v)	Zapata’s existing executive officers and directors became the executive officers and directors of Harbinger Group; and

(vi)	Harbinger Group succeeded to the ownership of all of Zapata’s assets and has the rights, power and privileges and assumed all of Zapata’s obligations.
In connection with the Reincorporation Merger, the number of authorized shares of capital stock was increased to five hundred ten million (510,000,000) shares, of which five hundred million (500,000,000) shares are common stock, par value of $.01 per share, and ten million (10,000,000) shares are preferred stock, par value of $.01 per share.
A description of the provisions of the Certificate of incorporation and Bylaws of Harbinger Group is included in the Information Statement. Copies of the Certificate of incorporation and Bylaws of Harbinger Group are attached hereto as Exhibits 3.1 and Exhibit 3.2, respectively.
The Reincorporation Merger did not result in any change in headquarters, business, jobs, management, location of any offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation Merger, which are not material). Management, including all directors and officers, remain the same immediately after the Reincorporation Merger. There were no substantive changes in the employment agreements for executive officers or in other direct or indirect interests of the current directors or executive officers as a result of the Reincorporation Merger. Following the Reincorporation Merger, the common stock of the Surviving Corporation will be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by virtue of Rule 12g-3 of the Exchange Act. The CUSIP number for the common stock of the Surviving Corporation is 41146A 106.

At the effective time of the Reincorporation Merger, each outstanding share of Zapata Common Stock automatically was converted into one share of Harbinger Group Common Stock. Stockholders are not required to exchange their existing stock certificates, which now represent an equal number of shares of Harbinger Group Common Stock.
The common stock of the Surviving Corporation will trade on the New York Stock Exchange (“NYSE”) under the trading symbol HRG (instead of ZAP).
The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 2.1 and incorporated by reference as if fully set forth herein.
Item 3.03 Material Modification to Rights of Security Holders.
As a result of the Reincorporation Merger disclosed under Item 1.01 above, each outstanding share of Zapata Common Stock has been automatically converted into one share of Harbinger Group Common Stock. Each outstanding certificate representing Zapata Common Stock is now deemed, without any action by the stockholder, to represent the same number of shares of Harbinger Group Common Stock. Stockholders do not need to exchange their stock certificates as a result of the Reincorporation Merger.
In accordance with Rule 12g-3 under the Exchange Act, the common stock of the Surviving Corporation will be registered under Section 12(g) of the Exchange Act. The CUSIP number for the common stock of the Surviving Corporation is 41146A 106. The Surviving Corporation’s common stock will trade on the NYSE under the trading symbol HRG.
Prior to the effective time of the Reincorporation Merger, our corporate affairs were governed by the corporate laws of Nevada. The rights of our stockholders were subject to Zapata’s Articles of incorporation and its Bylaws. As a result of the Reincorporation Merger, holders of Zapata Common Stock are now holders of Harbinger Group Common Stock, and their rights as holders are governed by the General Corporation Law of Delaware and the Harbinger Group Certificate of Incorporation and Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Delaware corporate law will now be applicable in the determination of the rights of our stockholders. Please see the discussion entitled Significant Changes Caused by the Reincorporation Merger beginning on page 9 of the Information Statement for a summary of all of the material terms of the charter documents and laws of the two states as they pertain to stockholder rights.
The foregoing description of the Reincorporation Merger is intended to be a summary and is qualified in its entirety by reference to the information disclosed under Item 1.01 above and the exhibits filed herewith, all of which are incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Mr. Leonard DiSalvo resigned from his position of Chief Financial Officer of Harbinger Group as of December 24, 2009. Mr. DiSalvo will continue in his role as Vice President— Finance.
(c) On December 24, 2009, Harbinger Group’s Board of Directors (the “Board”) elected Francis T. McCarron, 52, as Executive Vice President and Chief Financial Officer of Harbinger Group, to hold office until his successor is chosen and qualified or until his earlier resignation or removal. From 2001 to 2007, Mr. McCarron was the Chief Financial Officer of Triarc Companies, Inc. (“Triarc”), which was renamed Wendy’s/Arby’s Group, Inc. in 2008. During the time of Mr. McCarron’s employment, Triarc, a public company traded on the New York Stock Exchange under the trading symbol TRY, was a holding company that, through its subsidiary Arby’s Restaurant Group, Inc., was the franchisor of the Arby’s restaurant system.
There are no family relationships between Mr. McCarron and any of Harbinger Group’s officers and directors. In addition, there are no transactions to which Harbinger Group or any of its subsidiaries is a party in which Mr. McCarron has a material interest subject to disclosure under Item 404(a) of Regulation S-15.

Harbinger Group elected Mr. McCarron to serve as its Executive Vice President and Chief Financial Officer commencing on December 24, 2009 pursuant to an employment agreement entered as of December 24, 2009 (the “Employment Agreement”). Mr. McCarron’s annual base salary is $500,000 and, beginning January 1, 2010, he is eligible to earn an annual cash bonus targeted at three hundred percent (300%) of his base salary upon the attainment of certain reasonable performance objectives to be set by, and in the sole discretion of, our Board or the Compensation Committee of the Board, in consultation with Mr. McCarron. For 2010, his annual bonus is guaranteed to be a minimum of $500,000.
Pursuant to the Employment Agreement, Mr. McCarron was granted an initial non-qualified option to purchase 125,000 shares of Harbinger Group’s common stock (the “Initial Option”) under Harbinger Group’s Amended and Restated 1996 Long-Term Incentive Plan (the “Plan”). The Initial Option will vest in three substantially equal annual installments, subject to Mr. McCarron’s continued employment on each annual vesting date, and granted at an exercise price equal to the fair market value of a share of common stock on the date of grant. For years beginning on or after January 1, 2011, Mr. McCarron will be eligible to receive an additional annual option or similar equity grant having a fair value targeted at between twenty-five percent (25%) and fifty percent (50%) of Mr. McCarron’s total annual compensation for the immediately preceding year, subject to the sole discretion of our Board or the Compensation Committee of the Board (including the discretion of the Board, or the Compensation Committee of the Board, to grant awards higher than the targeted amount).
If Mr. McCarron’s employment is terminated by Harbinger Group without cause, or by him for good reason, at any time on or prior to December 31, 2010, he will be entitled to the continuation of his base salary until December 31, 2010 and his Initial Option will become fully vested. In addition, he will be entitled to his annual bonus for 2010, in an amount equal to the greater of $500,000 or the bonus earned for the year based upon the actual attainment of the performance goals, as pro-rated for the number of days Mr. McCarron was employed in 2010. If such a termination of employment occurs at any time after December 31, 2010, Mr. McCarron will be entitled to the continuation of his base salary for three months following such termination and full vesting of the Initial Option. He will also be entitled to his 2010 annual bonus to the extent not previously paid as of the date his employment terminates. Mr. McCarron will be subject to certain non-competition and non-solicitation restrictions for three months following the termination of his employment or, if longer, until December 31, 2010. If Mr. McCarron’s employment is terminated after December 31, 2010, Harbinger Group may, in its discretion, reduce or eliminate the three-month restrictive period and make a corresponding reduction or elimination in Mr. McCarron’s three month severance period.
The description of the Employment Agreement is qualified in its entirety by reference to the complete text of the document, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2009, by and between, Zapata Corporation, a Nevada corporation, and Harbinger Group Inc., a Delaware corporation and wholly-owned subsidiary of Zapata

3.1	Certificate of Incorporation of Harbinger Group Inc.

3.2	Bylaws of Harbinger Group Inc.

10.1	Employment Agreement, dated as of the 24th day of December, 2009, by and between Francis T. McCarron and Harbinger Group Inc., a Delaware corporation
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: December 24, 2009	By:	/s/ Leonard DiSalvo
		Name:	Leonard DiSalvo
		Title:	Vice President — Finance

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